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EXHIBIT 2b

                                 Certificate of
                                    Amendment




                                                         FILED #  C10844-96
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DEAN HELLER
Secretary of State                                         JUNE 13 2000

Carson City, Nevada [illegible]                           IN THE OFFICE OF
[illegible]                                       DEAN HELLER SECRETARY OF STATE


Important: Please attach [illegible]
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              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.380 - After Issuance of Stock)
                             - Remit in Duplicate -


1. Name of corporation:  D.W. Group Technologies, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

   PARAGRAPH NUMBER 1:  Name change to the above corporation to
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   new name of:       ECOM DIGITAL PROPERTIES
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:    Majority
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4. Signatures (required)

/s/ Michael Burns, President                  /s/ illegible
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President or Vice President           and     Secretary or Asst. Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares then the amendment [illegible] or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause [illegible]